Service Corporation International Announces Second Quarter 2014 Financial Results And Raises 2014 Guidance

- Conference call on Thursday, July 31, 2014, at 9:00 a.m. Central Time.

HOUSTON, July 30, 2014 /PRNewswire/ -- Service Corporation International (NYSE: SCI), the largest provider of deathcare products and services in North America, today reported results for the second quarter 2014. Our unaudited consolidated financial statements can be found at the end of this press release. The table below summarizes our key financial results:

(In millions, except for per share amounts)	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues	$746.7	$624.2	$1,492.3	$1,274.6
Operating income	$144.7	$89.1	$252.1	$216.5
Net income attributable to common stockholders	$25.9	$33.6	$67.0	$91.2
Diluted earnings per share	$0.12	$0.16	$0.31	$0.42
Earnings from continuing operations excluding special items(1)	$49.6	$41.0	$110.3	$101.2
Diluted earnings per share from continuing operations excluding special items(1)	$0.23	$0.19	$0.51	$0.47
Diluted weighted average shares outstanding	216.0	215.9	216.6	215.6
Net cash provided by operating activities	$42.9	$75.8	$170.8	$226.9
Net cash provided by operating activities excluding special items(1)	$98.4	$77.3	$262.1	$232.2

(1)

Earnings from continuing operations excluding special items, diluted earnings per share from continuing operations excluding special items, and net cash provided by operating activities excluding special items are non-GAAP financial measures. A reconciliation to net income, diluted earnings per share, and net cash provided by operating activities computed in accordance with GAAP can be found later in this press release under the headings "Cash Flow and Capital Spending" and "Non-GAAP Financial Measures".

Quarterly Highlights:

  Diluted earnings per share from continuing operations excluding special items was $0.23 in the second quarter of 2014, which was an increase of 21.1% over the prior period quarter and in-line with our expectations. Growth in comparable funeral and cemetery gross profits coupled with the contribution of the legacy Stewart properties led to the increase. Recall that we completed our acquisition of Stewart Enterprises in December 2013.
  Consolidated funeral gross profit grew $17.6 million and the funeral gross margin percentage increased to 20.4% from 19.4% in the second quarter of 2014 compared to the prior period quarter, primarily due to the contribution from the legacy Stewart funeral homes.
  Consolidated cemetery gross profit increased $12.3 million in the second quarter of 2014 while the gross margin percentage remained relatively flat compared to the prior year quarter. The current quarter benefited from a robust increase in comparable preneed sales production growth and the contribution from the legacy Stewart cemeteries.
  Net cash provided by operating activities excluding special items increased 27.3% to $98.4 million in the second quarter of 2014 compared to $77.3 million in the prior year quarter due primarily to higher cash receipts associated with an increase in cemetery comparable preneed sales production along with contribution of cash flows from the addition of the legacy Stewart properties.

Tom Ryan, the Company's President and Chief Executive Officer, commented on the second quarter of 2014:
"We are pleased to report an impressive 21% growth in normalized earnings per share and a 27% growth in adjusted operating cash flow during the quarter. These results benefited from the contribution of Stewart businesses as well as solid performance in our comparable funeral and cemetery segments. I would like to give a heartfelt thanks to our 25,000 associates for staying focused as we executed on key Stewart integration activities. As a result of strong performance and newly identified Stewart revenue synergies (which brings our total synergies to $100 million), we are increasing our full year guidance for both earnings and cash flow to $1.08 to $1.12 and $475 to $500, respectively. With our improved leverage, robust liquidity and cash flow, we expect to continue to have flexibility in the back half of the year to deploy capital strategically and increase shareholder value."

REVIEW OF RESULTS FOR SECOND QUARTER AND FIRST HALF OF 2014

Consolidated Segment Results
(See definitions of revenue line items later in this earnings release.)

(In millions, except funeral services performed and average revenue per funeral service)	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Funeral
Funeral atneed revenue	$273.6	$236.6	$565.9	$503.6
Funeral matured preneed revenue	151.4	130.3	313.8	276.7
Core funeral revenues	425.0	366.9	879.7	780.3
Funeral recognized preneed revenue	20.8	18.1	42.5	36.9
Other funeral revenue	33.7	29.5	66.4	57.4
Total funeral revenues	$479.5	$414.5	$988.6	$874.6

Gross profit	$97.9	$80.3	$217.2	$200.1
Gross margin percentage	20.4%	19.4%	22.0%	22.9%

Funeral services performed	80,846	70,043	168,910	149,831
Average revenue per funeral service	$5,257	$5,239	$5,208	$5,208

Cemetery
Cemetery atneed revenue	$77.6	$61.6	$154.0	$122.5
Cemetery recognized preneed revenue	153.6	120.2	280.0	224.2
Other cemetery revenue	36.0	27.9	69.7	53.3
Total cemetery revenues	$267.2	$209.7	$503.7	$400.0

Gross profit	$58.0	$45.7	$104.9	$85.3
Gross margin percentage	21.7%	21.8%	20.8%	21.3%

Comparable Funeral Results

The table below details comparable funeral results of operations ("same store") for the three months ended June 30, 2014 and 2013. We consider comparable operations to be those owned for the entire period beginning January 1, 2013 and ending June 30, 2014.

(Dollars in millions, except average revenue per funeral service and average revenue per contract sold)	Three Months Ended June 30,
	2014	2013
Comparable funeral revenue:
Atneed revenue(1)	$236.2	$233.5
Matured preneed revenue(2)	126.1	128.6
Core funeral revenues(3)	362.3	362.1
Recognized preneed revenue(4)	20.1	18.0
Other funeral revenue(5)	29.4	29.3
Total comparable funeral revenues	$411.8	$409.4

Comparable gross profit	$79.8	$79.1
Comparable gross margin percentage	19.4%	19.3%

Comparable funeral services performed	68,227	69,114
Comparable average revenue per funeral service	$5,309	$5,238
Comparable preneed funeral sales production:
Sales	$190.6	$190.9
Preneed funeral contracts sold - SCI (excluding SCI Direct)	27,345	28,417
Preneed funeral contracts sold - SCI Direct	12,499	12,888
Average revenue per contract sold - SCI (excluding SCI Direct)	$6,023	$5,827
Average revenue per contract sold - SCI Direct	$2,068	$1,962

(1)	Funeral atneed revenue represents merchandise and funeral services sold after a death has occurred.
(2)	Funeral matured preneed revenue represents merchandise and services primarily sold on a preneed contract but delivered and/or performed after a death has occurred.
(3)	Core funeral revenue represents merchandise and funeral services recognized after a death has occurred.
(4)

Funeral recognized preneed revenue represents merchandise and products sold on a preneed contract and delivered before a death has occurred, including funeral merchandise and travel protection insurance, which primarily represents sales of SCI Direct.

(5)

Other funeral revenue consists primarily of General Agency revenues, which are commissions we receive from third-party insurance companies for life insurance policies or annuities sold to preneed customers for the purpose of funding preneed funeral arrangements.

  Comparable funeral revenues increased by $2.4 million mainly due to the increase of recognized preneed revenues by $2.1 million, primarily from SCI Direct.
  Comparable average revenue per funeral service increased by 1.4% which was achieved despite a 110 basis point increase in the cremation rate to 51.7% for the second quarter, which generally carries a lower average revenue per funeral service. The increase in average revenue per funeral service was offset by a 1.3% decline in comparable funeral services performed.
  Comparable funeral gross profit increased $0.7 million, or 0.9%, compared to the prior year quarter. The adjusted gross margin percentage increased 10 basis points to 19.4%. This gross margin percentage increase resulted from our ability to manage core segment costs on flat revenues and by profits from SCI Direct which carry a lower incremental margin.
  Comparable preneed funeral sales production was relatively flat to the prior year. Preneed funeral sales are deferred and recognized as revenues in future periods when the funeral service is performed, unless the corresponding merchandise or product is delivered before death has occurred.

Comparable Cemetery Results

The table below details comparable cemetery results of operations ("same store") for the three months ended June 30, 2014 and 2013 and excludes the results of Stewart. We consider comparable operations to be those owned for the entire period beginning January 1, 2013 and ending June 30, 2014

(Dollars in millions)	Three Months Ended June 30,
	2014	2013
Comparable cemetery revenue:
Atneed revenue(1)	$60.2	$60.5
Recognized preneed revenue(2)	128.3	119.1
Other cemetery revenue(3)	32.1	27.8
Total comparable cemetery revenues	$220.6	$207.4

Comparable gross profit	$49.0	$45.0
Comparable gross margin percentage	22.2%	21.7%

Comparable preneed and atneed cemetery sales production:
Property	$145.6	$129.8
Merchandise and services	107.2	103.0
Discounts	(29.1)	(27.0)
Preneed and atneed cemetery sales production	$223.7	$205.8
Recognition rate (4)	84%	87%

(1)	Cemetery atneed revenue represents property, merchandise, and services sold after a death has occurred.
(2)	Cemetery recognized preneed revenue represents property sold on a preneed contract and merchandise and services sold on a preneed contract that have been delivered or performed.
(3)

Other cemetery revenue is primarily related to cemetery merchandise and service trust fund income, endowment care trust fund income, royalty income, and interest and finance charges earned from customer receivables on preneed installment contracts.

(4)	Represents the ratio of current period atneed and recognized preneed revenue recognition stated as a percentage of current period sales production.

  Comparable cemetery revenues grew $13.2 million or 6.4% primarily from an increase in recognized preneed revenues. We returned to strong preneed cemetery sales production growth towards the end of the second quarter after executing on Stewart integration activities during the first half of the year. Preneed cemetery sales production increased $17.2 million or 11.8% in the current quarter as we have begun to see the benefit of our new sales structures, systems, and processes.
  Comparable cemetery gross profit increased $4.0 million and the adjusted gross margin percentage increased 50 basis points to 22.2% in the current quarter. Profits on the higher revenues were partially offset by higher selling costs associated with the increased preneed sales production. Comparable gross profits lagged revenue growth as a large portion of preneed cemetery property revenues were deferred in the quarter, but the associated selling costs were expensed.

Other Financial Results

  General and administrative expenses increased $14.7 million to $46.1 million. The current quarter included $14.1 million of costs related to the integration of Stewart, and $2.8 million of other system integration costs. The prior year included $3.2 million of costs related to the acquisition of Stewart and $1.7 million of system integration costs. Excluding these one-time costs in both periods, general and administrative expenses increased $2.7 million over the prior year which was primarily due to an increase in incentive compensation costs.
  Interest expense increased to $46.3 million compared to $32.7 million in the prior period as expected due to the incremental debt associated with the Stewart acquisition.
  We recognized a $29.2 million pre-tax loss on early extinguishment of debt as we took advantage of historically low interest rates to refinance our 6.75% Senior Notes due 2015, our 6.5% Senior Notes due 2019, and our 7.0% Senior Notes due 2019.

Cash Flow and Capital Spending

Set forth below is a reconciliation of our reported net cash provided by operating activities prepared in accordance with GAAP to net cash provided by operating activities excluding special items (or sometimes referred to as adjusted operating cash flow). We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

(In millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net cash provided by operating activities, as reported	$42.9	$75.8	$170.8	$226.9
Premiums paid on early extinguishment	24.8	—	24.8	—
Stewart acquisition and transition costs	18.4	1.3	47.0	1.5
Legal defense fees and other matters	10.0	0.9	10.3	2.2
Excess tax benefits from share-based awards	5.8	(0.8)	12.5	—
Other	(3.5)	0.1	(3.3)	1.6
Net cash provided by operating activities excluding special items	$98.4	$77.3	$262.1	$232.2

  Net cash provided by operating activities excluding special items increased $21.1 million to $98.4 million for the second quarter compared to $77.3 million in the prior year quarter due primarily to higher cash receipts associated with the increase in cemetery comparable preneed sales production, along with the contribution of cash flows from the addition of Stewart properties. These increases were partially offset by expected higher interest payments of $11.4 million related to incremental debt associated with the Stewart acquisition. We also incurred an anticipated $7.7 million more in cash taxes.
  A summary of our capital expenditures is set forth below:
Capital Expenditures (In millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Capital improvements at existing locations	$17.5	$17.7	$29.3	$32.5
Development of cemetery property	10.4	7.8	20.7	14.0
Construction of new funeral home facilities	4.6	2.7	7.4	4.3
Total capital expenditures	$32.5	$28.2	$57.4	$50.8

TRUST FUND RETURNS

Total trust fund returns include realized and unrealized gains and losses and dividends. A summary of our consolidated trust fund returns for the three and six months ended June 30, 2014 is set forth below:

	Three Months	Six Months
Preneed funeral	3.4%	5.4%
Preneed cemetery	3.3%	5.2%
Cemetery perpetual care	3.3%	5.8%
Combined trust funds	3.3%	5.5%

OUTLOOK FOR 2014

Our updated outlook for potential earnings and cash flow in 2014 is as follows:

(In millions except per share amounts)	Updated 2014 Annual Guidance
Diluted earnings per share from continuing operations excluding special items (1)	$1.08 to $1.12
Net cash provided by operating activities excluding special items (1)	$475 to $500
Capital improvements at existing facilities and cemetery development expenditures	$125 to $135

(1)

Diluted earnings per share from continuing operations excluding special items and net cash provided by operating activities excluding special items are non-GAAP financial measures. We normally reconcile these non-GAAP financial measures to diluted earnings per share and net cash provided by operating activities, however, diluted earnings per share and net cash provided by operating activities calculated in accordance with GAAP are not currently accessible on a forward-looking basis. Our guidance for 2014 excludes the following because this information is not currently available for 2014: Gains or losses associated with asset divestitures, gains or losses associated with the early extinguishment of debt, potential tax reserve adjustments, acquisition and transition costs, and potential costs associated with settlements of litigation or the recognition of receivables for insurance recoveries associated with litigation. The foregoing items, especially gains or losses associated with asset divestitures, could materially impact our forward-looking diluted EPS and net cash provided by operating activities calculated in accordance with GAAP, consistent with the historical disclosures found in this press release under the headings "Cash Flow and Capital Spending" and "Non-GAAP financial measures".

This outlook reflects management's current views and estimates regarding future economic and financial market conditions, company performance and financial results, business prospects, the competitive environment, and other events. This outlook is subject to a number of risks and uncertainties, many of which are beyond the control of SCI, that could cause actual results to differ materially from the potential results highlighted above. A further list and description of these risks and uncertainties and other matters can be found later in this press release under "Cautionary Statement on Forward-Looking Statements".

NON-GAAP FINANCIAL MEASURES

Earnings from continuing operations excluding special items and diluted earnings per share from continuing operations excluding special items (or sometimes referred to as normalized earnings per share) shown above are non-GAAP financial measures. We believe these non-GAAP financial measures provide a consistent basis for comparison between quarters and better reflect the performance of our core operations, as they are not influenced by certain income or expense items not affecting continuing operations. We also believe these measures help facilitate comparisons to our competitors' operating results.

Set forth below is a reconciliation of our reported net income attributable to common stockholders to earnings from continuing operations excluding special items and our GAAP diluted earnings per share to diluted earnings per share from continuing operations excluding special items. We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

(In millions, except diluted EPS)	Three Months Ended June 30,
	2014		2013
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$25.9	$0.12	$33.6	$0.16
After-tax reconciling items:
Impact of divestitures and impairment charges, net	(7.0)	(0.03)	3.4	0.01
System and process transition costs	1.8	0.01	1.1	0.01
Stewart acquisition and transition costs	8.9	0.04	2.5	0.01
Losses (gains) on early extinguishment of debt, net	18.4	0.08	(0.3)	—
Other	1.6	0.01	0.7	—
Earnings from continuing operations and diluted earnings per share excluding special items	$49.6	$0.23	$41.0	$0.19

Diluted weighted average shares outstanding (in thousands)		215,989		215,946

(In millions, except diluted EPS)	Six Months Ended June 30,
	2014		2013
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$67.0	$0.31	$91.2	$0.42
After-tax reconciling items:
Impact of divestitures and impairment charges, net	(5.8)	(0.03)	3.7	0.02
System and process transition costs	3.7	0.02	1.7	0.01
Stewart acquisition and transition costs	19.0	0.09	2.6	0.01
Losses (gains) on early extinguishment of debt, net	18.4	0.08	(0.3)	—
Legal defense fees and other matters	7.6	0.04	1.4	0.01
Other	0.4	—	0.9	—
Earnings from continuing operations and diluted earnings per share excluding special items	$110.3	$0.51	$101.2	$0.47

Diluted weighted average shares outstanding (in thousands)		216,593		215,603

Conference Call and Webcast

We will host a conference call on Thursday, July 31, 2014, at 9:00 a.m. Central Time. A question and answer session will follow a brief presentation made by management. The conference call dial-in number is (847) 619-6548 with the passcode of 37729583. The conference call will also be broadcast live via the Internet and can be accessed through our website at www.sci-corp.com. A replay of the conference call will be available through August 30, 2014 and can be accessed at (630) 652-3042 with the passcode of 37729583#. Additionally, a replay of the conference call will be available on our website for approximately ninety days.

Cautionary Statement on Forward-Looking Statements

The statements in this press release that are not historical facts are forward-looking statements made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as "believe," "estimate," "project," "expect," "anticipate" or "predict," that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by us, or on our behalf. Important factors, which could cause actual results to differ materially from those in forward-looking statements include, among others, the following:

  Our affiliated funeral and cemetery trust funds own investments in equity securities, fixed income securities, and mutual funds, which are affected by market conditions that are beyond our control.
  We may be required to replenish our affiliated funeral and cemetery trust funds in order to meet minimum funding requirements, which would have a negative effect on our earnings and cash flow.
  Our ability to execute our strategic plan depends on many factors, some of which are beyond our control.
  Our credit agreements contain covenants that may prevent us from engaging in certain transactions.
  If we lost the ability to use surety bonding to support our preneed funeral and preneed cemetery activities, we may be required to make material cash payments to fund certain trust funds.
  The funeral home and cemetery industry continues to be increasingly competitive.
  Increasing death benefits related to preneed funeral contracts funded through life insurance or annuity contracts may not cover future increases in the cost of providing a price-guaranteed funeral service.
  The financial condition of third-party insurance companies that fund our preneed funeral contracts may impact our future revenues.
  Unfavorable results of litigation, including currently pending class action cases concerning cemetery or burial practices, could have a material adverse impact on our financial statements.
  Unfavorable publicity could affect our reputation and business.
  If the number of deaths in our markets declines, our cash flows and revenues may decrease.
  If we are not able to respond effectively to changing consumer preferences, our market share, revenues, and profitability could decrease.
  The continuing upward trend in the number of cremations performed in North America could result in lower revenues and gross profit.
  Our funeral home and cemetery businesses are high fixed-cost businesses.
  Regulation and compliance could have a material adverse impact on our financial results.
  Increased costs, including potential increased health care costs, may have a negative impact on earnings and cash flows.
  Cemetery burial practice claims could have a material adverse impact on our financial results.
  A number of years may elapse before particular tax matters, for which we have established accruals, are audited and finally resolved.
  Declines in overall economic conditions beyond our control could reduce future potential earnings and cash flows and could result in future impairments to goodwill and/or other intangible assets.
  Any failure to maintain the security of the information relating to our customers, their loved ones, our associates, and our vendors could damage our reputation, could cause us to incur substantial additional costs and to become subject to litigation, and could adversely affect our operating results.
  We may fail to realize the anticipated benefits of the acquisition of Stewart Enterprises.
  The acquisition of Stewart Enterprises may result in unexpected consequences to our business and results of operations.
  Our level of indebtedness following the completion of the acquisition of Stewart Enterprises could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, and prevent us from fulfilling our obligations under our indebtedness.

For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings included in our 2013 Annual Report on Form 10-K. Copies of this document as well as other SEC filings can be obtained from our website at www.sci-corp.com. We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

About Service Corporation International

Service Corporation International (NYSE: SCI), headquartered in Houston, Texas, is North America's leading provider of deathcare products and services. At June 30, 2014, we owned and operated 1,614 funeral homes and 489 cemeteries (of which 272 are combination locations) in 44 states, eight Canadian provinces, the District of Columbia, and Puerto Rico. Through our businesses, we market the Dignity Memorial® brand which offers assurance of quality, value, caring service, and exceptional customer satisfaction. For more information about Service Corporation International, please visit our website at www.sci-corp.com. For more information about Dignity Memorial®, please visit www.dignitymemorial.com.

For additional information contact:
Investors:	Debbie Young - Director / Investor Relations	(713) 525-9088

SERVICE CORPORATION INTERNATIONAL CONSOLIDATED STATEMENT OF OPERATIONS (In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues	$746,746	$624,231	$1,492,255	$1,274,649
Costs and expenses	(590,882)	(498,248)	(1,170,151)	(989,339)
Gross profit	155,864	125,983	322,104	285,310
General and administrative expenses	(46,127)	(31,379)	(102,137)	(62,302)
Gains (losses) on divestitures and impairment charges, net	34,994	(5,545)	32,182	(6,514)
Operating income	144,731	89,059	252,149	216,494
Interest expense	(46,307)	(32,740)	(91,303)	(65,509)
(Losses) gains on early extinguishment of debt	(29,158)	468	(29,158)	468
Other income (expense), net	50	(695)	1,586	(1,680)
Income from continuing operations before income taxes	69,316	56,092	133,274	149,773
Provision for income taxes	(37,357)	(21,598)	(60,064)	(56,888)
Net income from continuing operations	31,959	34,494	73,210	92,885
(Loss) income from discontinued operations	(178)	(59)	(38)	273
Net income	31,781	34,435	73,172	93,158
Net income attributable to noncontrolling interests	(5,859)	(820)	(6,148)	(1,922)
Net income attributable to common stockholders	$25,922	$33,615	$67,024	$91,236

Basic earnings per share	$0.12	$0.16	$0.32	$0.43
Diluted earnings per share	$0.12	$0.16	$0.31	$0.42

Basic weighted average number of shares	212,390	211,821	212,613	211,602
Diluted weighted average number of shares	215,989	215,946	216,593	215,603

SERVICE CORPORATION INTERNATIONAL CONSOLIDATED BALANCE SHEET (In thousands, except share amounts)

	June 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$140,515	$141,580
Receivables, net	102,257	101,826
Deferred tax assets	28,262	27,138
Inventories	33,453	36,102
Current assets of discontinued operations	2,979	4,750
Current assets held for sale	3,043	4,569
Other	45,193	65,501
Total current assets	355,702	381,466
Preneed funeral receivables, net and trust investments	1,894,206	1,851,633
Preneed cemetery receivables, net and trust investments	2,424,250	2,297,823
Cemetery property, at cost	1,744,048	1,773,021
Property and equipment, net	1,883,249	1,923,188
Non-current assets of discontinued operations	3,954	2,491
Non-current assets held for sale	644,406	823,211
Goodwill	1,897,845	1,902,683
Deferred charges and other assets	637,752	628,665
Cemetery perpetual care trust investments	1,417,262	1,344,322
	$12,902,674	$12,928,503
LIABILITIES & EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$455,320	$482,508
Current maturities of long-term debt	101,436	176,362
Current liabilities of discontinued operations	4,014	4,728
Current liabilities held for sale	2,252	3,183
Income taxes	1,910	6,401
Total current liabilities	564,932	673,182
Long-term debt	3,050,367	3,125,548
Deferred preneed funeral revenues	596,669	610,604
Deferred preneed cemetery revenues	1,017,848	977,547
Deferred tax liability	597,432	580,543
Non-current liabilities of discontinued operations	1,390	968
Non-current liabilities held for sale	440,008	518,371
Other liabilities	427,710	444,954
Deferred preneed funeral and cemetery receipts held in trust	3,364,267	3,229,834
Care trusts' corpus	1,416,456	1,342,574

Stockholders' Equity:
Common stock, $1 per share par value, 500,000,000 shares authorized, 214,328,348 and 212,326,642 shares issued, respectively, and 211,175,401 and 212,316,642 shares outstanding, respectively	211,175	212,317
Capital in excess of par value	1,233,232	1,259,348
Accumulated deficit	(118,184)	(145,876)
Accumulated other comprehensive income	90,759	88,441
Total common stockholders' equity	1,416,982	1,414,230
Noncontrolling interests	8,613	10,148
Total Equity	1,425,595	1,424,378
	$12,902,674	$12,928,503

SERVICE CORPORATION INTERNATIONAL CONSOLIDATED STATEMENT OF CASH FLOWS (In thousands)

	Six Months Ended December 31,
	2014	2013
Cash flows from operating activities:
Net income	$73,172	$93,158
Adjustments to reconcile net income to net cash provided by operating activities:
Loss (income) from discontinued operations, net of tax	38	(273)
Losses (gains) on early extinguishment of debt	29,158	(468)
Premiums paid on early extinguishment of debt	(24,804)	—
Depreciation and amortization	70,595	61,061
Amortization of intangible assets	19,346	11,412
Amortization of cemetery property	25,790	19,588
Amortization of loan costs	4,048	2,486
Provision for doubtful accounts	4,541	3,132
Provision for deferred income taxes	26,484	42,103
(Gains) losses on divestitures and impairment charges, net	(32,182)	6,514
Share-based compensation	6,423	5,850
Excess tax benefits from share-based awards	(12,521)	(5,558)
Change in assets and liabilities, net of effects from acquisitions and divestitures:
(Increase) decrease in receivables	(7,241)	4,122
Increase in other assets	(22,351)	(4,842)
Increase (decrease) in payables and other liabilities	9,437	(7,435)
Effect of preneed funeral production and maturities:
Decrease in preneed funeral receivables, net and trust investments	23,963	28,514
Increase (decrease) in deferred preneed funeral revenue	19,014	(3,799)
Decrease in deferred preneed funeral receipts held in trust	(22,550)	(28,576)
Effect of cemetery production and deliveries:
Increase in preneed cemetery receivables, net and trust investments	(31,736)	(32,380)
Increase in deferred preneed cemetery revenue	12,499	40,733
Decrease in deferred preneed cemetery receipts held in trust	(1,323)	(8,969)
Other	2,017	195
Net cash provided by operating activities from continuing operations	171,817	226,568
Net cash (used in) provided by operating activities from discontinued operations	(1,000)	380
Net cash provided by operating activities	170,817	226,948
Cash flows from investing activities:
Capital expenditures	(57,379)	(50,762)
Acquisitions	(7,575)	(3,565)
Proceeds from divestitures and sales of property and equipment, net	154,893	5,550
Net (deposits) withdrawals of restricted funds and other	(12,225)	341
Net cash provided by (used in) investing activities from continuing operations	77,714	(48,436)
Net cash provided by investing activities from discontinued operations	962	364
Net cash provided by (used in) investing activities	78,676	(48,072)
Cash flows from financing activities:
Proceeds from the issuance of long-term debt	755,000	—
Debt issuance costs	(10,500)	—
Payments of debt	(135,371)	(3,951)
Early extinguishment of debt	(762,782)	—
Principal payments on capital leases	(14,491)	(12,967)
Proceeds from exercise of stock options	14,791	4,856
Excess tax benefit from share-based awards	12,521	5,558
Purchase of Company common stock	(60,425)	(1,708)
Payments of dividends	(34,024)	(27,553)
Purchase of noncontrolling interest	(15,000)	(8,333)
Bank overdrafts and other	115	(3.681)
Net cash used in financing activities from continuing operations	(250,166)	(47,779)
Net cash used in financing activities from discontinued operations	—	(744)
Net cash used in by financing activities	(250,166)	(48,523)
Effect of foreign currency on cash and cash equivalents	(392)	(1,512)
Net (decrease) increase in cash and cash equivalents	(1,065)	128,841
Cash and cash equivalents at beginning of period	141,580	88,769
Cash and cash equivalents at end of period	$140,515	$217,610